UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

ATLANTIC COASTAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40158	85-4178663
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 St Johns Lane, Floor 5 New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(248) 890-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	ACAHU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	ACAH	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ACAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2023, as previously reported, Daniel M. Tapiero resigned from the Board of Directors (the “Board”), and all committees thereof, of Atlantic Coastal Acquisition Corp. (the “Company”). On April 3, 2023, the Company received notice (“Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that, as a result of Mr. Tapiero’s resignation, the Company was not in compliance with Nasdaq’s listing rules (the “Listing Rules”) as set forth in Listing Rule 5605 given the Company’s failure to adhere to the independent director, audit, and compensation committee requirements.

Consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4), the Company has until the earlier of the Company’s next annual shareholders’ meeting or March 21, 2024 to regain compliance. However, if the next annual shareholders’ meeting is held before September 18, 2023, then the Company must evidence compliance no later than September 18, 2023.

To remedy the deficiencies outlined in the Notice, the Company has, as of April 4, 2023, taken the steps outlined in Items 5.02 and 8.01 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 4, 2023, Anthony D. Eisenberg resigned from the Board. Mr. Eisenberg’s decision did not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Notwithstanding his resignation from the Board, Mr. Eisenberg will continue to serve as Chief Strategy Officer of the Company. As a result of Mr. Eisenberg’s resignation, the Company regained compliance with the requirement under the Listing Rules that the majority of the members of the Board are independent directors.

Item 8.01	Other Events.

On April 4, 2023, in addition to accepting Mr. Eisenberg’s resignation from the Board, the Company made the following modifications to the Board:

1.	Joanna Lord was appointed to the Compensation Committee of the Board (the “Compensation Committee”).

2.	Iqbaljit Kahlon was named chairman of the Compensation Committee.

3.	Bryan Dove was appointed to the Audit Committee of the Board (the “Audit Committee”).

4.	Iqbaljit Kahlon was named chairman of the Audit Committee.

5.	Iqbaljit Kahlon was designated as an “audit committee financial expert” pursuant to Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.

As a result of the foregoing, the Company believes it has remedied the deficiencies with respect to the Listing Rules outlined in the Notice.

Additionally, the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”) requires the Board to be divided into three classes, as nearly equal in number as possible and designated as Class I, Class II, and Class III (collectively, the “Classes”). The resignations above created an imbalance in the number of directors in each class. Consequently, on April 4, 2023, the Company re-assigned Joanna Lord, a former Class II director, from Class II to Class III to ensure compliance with the Charter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2023

ATLANTIC COASTAL ACQUISITION CORP.

By:	/s/ Shahraab Ahmad
Shahraab Ahmad
Chief Executive Officer